Exhibit 99.1

Global Net Lease Third Quarter 2020 Investor Presentation

COMPANY HIGHLIGHTS High - Quality, Mission Critical, Net Lease Focused Portfolio : High portfolio occupancy of 99.6% coupled with robust third quarter Cash Rent collection of 97% (1) , highlighting strong overall operating performance 1 Strong Balance Sheet: Minimal near - term maturing debt with ample liquidity (4) of $392 million 5 Fully Aligned and Experienced Management Team: Fully integrated external management team creates highly scalable platform with an acquisition pipeline generated by a proven, country - focused origination network 6 Diligent Acquisitions Drive Long Term Value: Year - to - date, GNL closed on $168 million of acquisitions at a 8.5% cap rate plus an additional $158 million pipeline of industrial assets (3) 4 Differentiated Strategy with International Diversification: Portfolio of 231 properties in the U.S. and Canada complimented by 68 properties in Europe that are diversified across 127 tenants in 47 industries 2 2 Long - Term, Embedded Rental Growth to Primarily Investment Grade (2) Rated Tenants: 65% of portfolio annualized straight - line rent is derived from Investment Grade rated tenants 3 1. Refer to page 4 for further details. 2. As used herein, Investment Grade includes both actual investment grade ratings of the tenant or guarantor, if available, or i mpl ied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Mo ody ’s analytical tool, which generates an implied rating by measuring a company’s probability of default. Ratings information is as of September 30, 2020. For the third quarter 2020, GNL’s portfolio was 36% actual investment grade rated an d 2 9% implied investment grade rated. 3. Refer to page 11 for further details. 4. Liquidity consists of $300 million of cash and cash equivalents and $92 million available for future borrowings under the Com pan y's revolving credit facility as of September 30, 2020.

3 PORTFOLIO HIGHLIGHTS Properties 299 Square Feet (millions) 34.7 Tenants 127 Industries 47 Countries 10 Leased 99.6% Weighted - Average Remaining Lease Term (1) 8.7 years % of SLR derived from Investment Grade Tenants (2)(3) 65.1% % of leases with contractual rent increases (4) 93.4% Portfolio Overview As of September 30 , 2020 unless otherwise noted. 1. Weighted - average remaining lease term in years is based on square feet as of September 30, 2020. 2. Refer to Investment Grade Rating definition included in the footnotes on page 2. Comprised of 36 % leased to tenants with an actual investment grade rating and 29% leased to tenants with an implied investment grade rating as of September 30, 2020. 3. Calculated as of September 30, 2020 using annualized straight - line rent (“SLR”) converted from local currency into USD as of September 30, 2020 for the in - place lea se on the property on a straight - line basis, which includes tenant concessions such as free rent, as applicable. 4. Contractual rent increases include fixed percent or actual increases, or country CPI - indexed increases. Percentage of leases wit h rent increases is based on square feet as of September 30, 2020.

4 Approved … Other (4) 2% Total Paid 97% Total Paid 99% Approved Agreement 1% Approved Agreement 1% Total Paid 99% Approved … Agreement … Other 2% Total Paid 96% STRONG CASH RENT COLLECTION Mission critical industrial and distribution assets and high Investment Grade rated tenancy (1) continues to support GNL’s 97% third quarter Cash Rent (2) collection Third Quarter Rent Collection (Total Portfolio) Third Quarter Rent Collection (United Kingdom) Third Quarter Rent Collection (United States) Third Quarter Rent Collection (Europe) Total Portfolio United States United Kingdom Europe Note: Third quarter Cash Rent collection as of October 31, 2020. Excludes third quarter Cash Rent or Approved Agreements approved after October 31, 2020 that would apply to th ird quarter Cash Rent. This information may not be indicative of any future period and remains subject to changes based ongoing collection efforts and negotiation of additional agreements. The impact of the COVID - 19 pandemic on our re ntal revenue for the fourth quarter of 2020 and thereafter cannot be determined at present. The ultimate impact on our future re sults of operations and liquidity will depend on the overall length and severity of the COVID - 19 pandemic, which management is unable to predict. 1. Refer to Investment Grade Rating definition included in the footnotes on page 2. Comprised of 36% leased to tenants with an a ctu al investment grade rating and 29% leased to tenants with an implied investment grade rating as of September 30, 2020. 2. Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agr eem ents at inception or any lease amendments thereafter prior to an Approved Agreement. 3. An amendment to the original lease agreement, or any lease amendments executed prior to this amendment, executed or approved by the tenant and landlord in light of COVID - 19 pandemic to defer a certain portion of cash rent. The typical Approved Agreement de fers a portion of the payment of Cash Rent due during the third quarter, with payment due during 2021. 4. Consists of tenants who have made a partial payment and/or tenants without active communication on a potential Deferral Agree men t. There can be no assurance that such Cash Rent will be collected. 5. Represents active tenant discussions where no Approved Agreement has yet been reached. There can be no assurance that we will be able to enter into an Approved Agreement on favorable terms, or at all.

99% COLLECTED FROM TOP TWENTY TENANTS

GNL GLOBAL NET LEASE

Collected 99% of third quarter original Cash Rent due from top twenty Tenants(1), representing 49% of annual Cash Rent(2)

Top Twenty Tenants

Tenant	Investment Grade Rating	Country	% of Q3'2020 Cash Rent Paid	Annualized Cash Rent % Portfolio(2)	Tenant Industry
FedEx	Baa2**	U.S. & Canada	100%(3)	5%	Freight
GSA	Aaa**	U.S.	99%	4%	Government
Foster Wheeler	Baa3	U.K.	100%	4%	Engineering
Whirlpool	Baa1*	U.S. & Italy	100%	3%	Consumer Goods
ING	Aa3	NETH	100%	3%	Financial Services
Finnair	Aa1**	FIN	100%	3%	Aerospace
Penske	Baa2	U.S.	100%	3%	Logistics
Contractors Steel	Ba1*	U.S.	100%	3%	Metal Processing
Quest Diagnostics	Baa2	U.S.	100%	2%	Healthcare
Harper Collins	Aa3	U.K.	100%	2%	Publishing
Sagemcom	Baa2*	FRAN	100%	2%	Telecommunications
Deutsche Bank	BBB+***	LUX	100%	2%	Financial Services
Tokmanni	Baa1**	FIN	100%	2%	Discount Retail
Trinity	Aa3**	U.S.	85%(4) (October = 100%)	2%	Healthcare
Klaussner Furniture Industries	B2*	U.S.	100%	2%	Home Furnishings
Encompass Health	Ba3	U.S.	100%	2%	Healthcare
AT&T	Baa2**	U.S.	100%	1%	Telecommunications
Nimble Storage	Baa2**	U.S.	100%	1%	Technology
Sandoz	A1**	U.S.	100%	1%	Pharmaceuticals
Crown Crest	Ba1*	U.K.	100%	1%	Retail Food Distribution
Top 20 Tenants			**99%**	**49%**	

Ratings information as of September 30, 2020.
**Represents Moody's Implied Rating. ** Represents Tenant Parent Rating even if not a guarantor on the lease. ***Represents S&P Rating.*
Note: Third quarter Cash Rent collection data as of October 31, 2020. Excludes third quarter Cash Rent or Deferral Agreements executed or approved after October 31, 2020 that would apply to third quarter Cash Rent.

1. Based on third quarter Cash Rent as of September 30, 2020.
2. Represents annualized base rent per lease agreement as of September 30, 2020.
3. Excludes expected rent from 4 recently acquired international properties.
4. As agreed upon in the Approved Agreement with respective tenant.

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6 WELL BALANCED PORTFOLIO SUPPORTS CONTINUED GROWTH As of September 30, 2020. 1. Metric based on SLR . Refer to SLR definition included in the footnotes on page 3. 2. Refer to Investment Grade Rating definition included in the footnotes on page 2. Credit Rating (1) Tenant Industry (1) Geography (1) Asset Type (1) (2) Industrial / Distribution 47% Office 48% Retail 5% Investment Grade 65% Non - Investment Grade 35% Financial Services 10% Healthcare 7% Technology 7% Consumer … Aerospace 5% Freight 5% Government 5% Metal Processing 5% Logistics 5% Telecommunications 4% Auto Manufacturing 4% Energy 4% Engineering 3% Pharmaceuticals 3% All Other 28% United States 63% United Kingdom 17% Netherlands 5% Finland 5% France 4% Germany 3% Luxembourg 2% Italy , Canada …

7 ATTRACTIVE PORTFOLIO IN LINE WITH INVESTMENT GRADE RATED PEERS Well - positioned, diversified portfolio with quality tenants as compared to investment grade rated peers Weighted - average Remaining Lease Term Occupancy Percentage Investment Grade Tenants (1) Cash Rent Collection Q3'2020 (2) 10.7 8.7 8.5 8.1 5.8 WPC GNL VER LXP OPI 65.1% 62.8% 52.2% 37.0% 29.7% GNL OPI VER LXP WPC 99.6% 98.9% 98.8% 97.2% 91.7% GNL WPC VER LXP OPI 99.7% 99.0% 98.0% 97.3% 93.7% LXP OPI WPC GNL VER Source: Company filings. Note: Company metrics as of September 30, 2020. Peer metrics as of the last reporting period of June 30 , 2020 unless otherwise indicated. 1. Refer to Investment Grade Rating definition included in the footnotes on page 2. For the Company, comprised of 36% leased to ten ants with an actual investment grade rating and 29% leased to tenants with an implied investment grade rating as of September 30, 2020. Peers report tenants with actual Investment Grade ratings. 2. Information for LXP is for July only, not the full third quarter. Peers may define rent collection differently than GNL.

8 Tenant Rating Country Property Type % of SLR (1) Baa2** U.S. / Canada Distribution 4% Baa1* U.S. / Italy Industrial / Distribution 4% Aaa** U.S. Office 4% Baa3* U.K. Office 3% Aa3 NETH Office 3% Baa2 U.S. Distribution 3% Aa1** FIN Industrial 3% Ba1* U.S. Industrial 3% Aa3 U.K. Distribution 2% Aa3** U.S. Office 2% WELL DIVERSIFIED TENANT BASE Top Ten Tenants As of September 30, 2020. *Represents Moody’s Implied Rating. ** Represents Tenant Parent Rating even if not a guarantor on the lease. 1. Metric based on SLR. Refer to SLR definition included in the footnotes on page 3. Top Ten Tenants Represent 31% of SLR (1)

9 Office Distribution Industrial FOCUS ON HIGH - QUALITY TENANTS Only Focused on Markets with Quality Sovereign Debt Ratings (S&P) U.S. Luxembourg Germany The Netherlands Canada Finland U.K. France Spain Italy AA+ AAA AAA AAA AAA AA+ AA AA A BBB Moody’s: A1 Moody’s: Aaa Moody’s: Aa3 Moody’s: Aa3 Moody’s: Baa2 Moody’s: Baa2 Moody’s: Baa2 Moody’s: Baa2 Moody’s: Aa1 Moody’s: Baa1 Moody’s: A2 Moody’s: A2 9 Best - in - class portfolio leased to primarily Investment Grade (1) rated tenants in well established markets in the U.S. and Europe 1. Refer to Investment Grade Rating definition included in the footnotes to page 2. Comprised of 36% leased to tenants with an a ctu al investment grade rating and 29% leased to tenants with an implied investment grade rating as of September 30, 2020.

10 DIFFERENTIATED INVESTMENT STRATEGY Geography Asset Type Property Fundamentals Credit Quality Structure and Pricing • Focus on U.S. and strong sovereign debt rated countries in Continental Europe • Strategically located industrial and distribution facilities • Mission critical, single tenant net lease corporate and headquarter assets • Continuous monitoring of improving or deteriorating credit quality for asset management opportunities • In - house financial and credit review using Moody’s analytics • Analysis of property condition and local market changes • Concentration on long term net leases with contractual rent increases • Deposits and covenants help to further protect deployment of capital Focused on primarily single - tenant commercial properties to generate superior risk - adjusted returns

ACTIVE ACQUISITIONS DRIVE CONTINUED GROWTH

GNL GLOBAL NET LEASE

Leveraging direct relationships with landlords and developers to generate high-quality global opportunities at what we believe to be better than market cap rates

Acquisition Name	Acquisition Status	Credit Rating	Property Type	Purchase Price (in millions)[1]	Average Cap Rate[2]	Lease Term Remaining[3]
Viavi Solutions	Closed: Q1'2020	Baa2[5]	Office	$9.4		12.5
CSTK	Closed: Q1'2020	B2[5]	Industrial	$12.5		10.2
Metal Technologies	Closed: Q1'2020	B2[5]	Industrial	$1.2		14.1
Whirlpool	Closed: Q1'2020	Baa1	Office/Industrial	$25.2		11.7
Fedex	Closed: Q1'2020	Baa2[4]	Distribution	$3.3		19.3
Klaussner Industrial	Closed: Q1'2020	B2[5]	Industrial/Distribution	$62.4		20.0
Klaussner Industrial	Closed: Q2'2020	B2[5]	Industrial	$7.4		19.8
Plasma	Closed: Q2'2020	B2[5]	Office	$19.8		11.3
NSA	Closed: Q2'2020	B3[4]	Industrial	$3.8		19.8
Johnson Controls	Closed: Q3'2020	Baa2	Office/Distribution	$23.4		12.0
Total Closed 2020				**$168.4**	**8.5%**	**18.5**
Johnson Controls	Executed LOI – Expected: Q4'2020	Baa2	Office	$5.1		12.0
Industrial 4-Pack	Executed LOI – Expected: Q4'2020	Baa1	Industrial	$153.0		9.2
Total 2020 Pipeline[4]				**$158.1**	**7.0%**	**9.2**
Total Closed + 2020 Pipeline				**$326.4**	**8.0%**	**15.8**

*Represents Moody's Implied Rating' ** Represents Tenant or Guarantor Parent Rating even if not a guarantor on the lease.

1. Represents the contract purchase price and excludes acquisitions costs which are capitalized per GAAP.
2. Average capitalization rate is a rate of return on a real estate investment property based on the expected, annualized SLR that the property will generate under its existing lease. Average capitalization rate is calculated by dividing the annualized SLR the property will generate (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property. The weighted-average capitalization rate is based upon square footage as of the date of acquisition.
3. Represents remaining lease term as of closing date, or expected closing date, and is weighted based on square feet.
4. Based on information as of October 28, 2020. The LOI's are non-binding and may not lead to definitive agreements on the contemplated terms, or at all.

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12 GLOBAL GEOGRAPHIC BALANCE Note: Metrics as of September 30, 2020 unless otherwise noted. 1. Refer to basis for metric calculation included in the footnotes on page 3. 2. Metric based on SLR. Refer to SLR definition included in the footnotes on page 3. U.S. and Canada Number of Assets: 231 Weighted - Average Remaining Lease Term: 9.2 years (1) % of GNL SLR: 63.3% (2) Europe Number of Assets: 68 Weighted - Average Remaining Lease Term: 7.4 years (1) % of GNL SLR: 36.7% (2)

13 Office 52% Industrial/Distribution 43% Retail 5% United States & Canada 63% Europe 37% Office 48% Industrial/Distribution 47% Retail 5% PORTFOLIO ENHANCEMENT Continued Focus towards United States Industrial and Distribution Properties United States 59% Europe 41% Property Type Concentration (1) Geographic Concentration (1) As of September 30, 2019 As of September 30, 2019 As of September 30, 2020 2020 vs 2019: Industrial / Distribution concentration increased to 47% from 43%, providing a robust foundation for Cash Rent collection throughout the COVID - 19 pandemic As of September 30, 2020 2020 vs 2019: United States & Canada concentration increased to 63% from 59% as GNL took advantage of attractive opportunities in the U.S. and select European countries Note: Metrics as of September 30, 2020 unless otherwise noted. 1. Metric based on SLR. Refer to SLR definition included in the footnotes on page 3.

CASE STUDY - ACCRETIVE ACQUISITION: JOHNSON CONTROLS, INC. PORTFOLIO

GNL GLOBAL NET LEASE

Transaction Overview

Tenant	Johnson Controls, Inc.
Property Type	Office(87%)/Distribution(13%)
Credit Rating	S&P: BBB+ Moody's: Baa2
Locations	Manchester, UK (2), Paris, France (1), Madrid, Spain (1)
Lease Term (years)	12.0
Closed Q3'2020	
Square Feet	128,759
Purchase Price ($ mm)	$23.4
Expected to Close Q4'2020	
Location	Paris, France
Square Feet	31,646
Purchase Price ($ mm)	$5.1



Property and Tenant Overview

Tenant

- Johnson Controls operates as a leading diversified technology and multi-industrial company, specializing in building products, technologies, software, and services.
- Johnson Controls was ranked #399 on Fortune's Global 500, and the company employs more than 105,000 people across 2,000 global locations in over 150 countries.
- Johnson Controls is a publicly listed Company (NYSE: JCI) with a market capitalization of over $32 billion.

Property

- The 160,000 SF portfolio features 4 mission-critical office and industrial properties and are well diversified, being situated in strong regional European locations.
- At closing, the Tenant signed a new 12-year, absolute NNN leases featuring annual rent escalations of 1.50%.
- The Manchester, Paris and Madrid (Las Rozas) offices are all HQ office facilities. There has been a presence at the Manchester site for over a century.

Johnson Controls has been recognized by Fortune Magazine, FTSE4Good, Nasdaq and Dow Jones for sustainability and ESG measures

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15 James L. Nelson Chief Executive Officer and President Chief Financial Officer, Treasurer and Secretary No transactional fees allows for low general and administrative costs, which allows AR Global to provide greater resources at a lower cost (1) Lower Overhead Costs AR Global has sponsored or co - sponsored 15 REITs which have acquired more than $40 billion of real estate since 2007 Experience The audit, compensation, nominating and corporate governance and conflicts committees are comprised of independent directors Corporate Governance Performance Alignment Management structure fully aligned to compensate based on operational outperformance, in turn delivering increased value to shareholders Company is supported by a dedicated financial accounting and reporting team, and maintains its own financial reporting processes, controls, and procedures Operational Efficiencies • Currently serves as Chief Financial Officer of New York City REIT • Previously served as Chief Accounting Officer of Global Net Lease • Past experience includes accounting positions with Goldman Sachs and KPMG • Certified Public Accountant in New York State 1. As compared to fees associated with the prior management contract. • Joined GNL as an Independent Board Member on March 2017 • Mr. Nelson currently serves as Lead Director and Audit committee Member for Herbalife Nutrition Ltd., and previously served on the Board and Audit committee for Caesars Entertainment Inc. from March 2019 until October 2020 and as a Board Member at Icahn Enterprises from 2001 - 2019 • Previously served as CEO of Orbitex Management and Eaglescliff Corporation Chris Masterson 15 FULLY ALIGNED MANAGEMENT STRUCTURE Fully integrated external management team creates highly scalable platform with an acquisition pipeline generated by a proven, country - focused origination network

PERFORMANCE METRICS

GNL
GLOBAL NET LEASE

Third Quarter 2020 Key Highlights

- Closed on over $168 million of acquisitions through the third quarter plus an additional pipeline of $158 million to be acquired at a weighted average cap rate of 7.0%[1]
    - Year-to-date acquisitions reflect managements ability to generate high-quality global opportunities at what we believe to be better than market cap rates
- Collected over 97% of original third quarter Cash Rent due, including 99% of Cash Rent due from the Company's top twenty tenants[2], representing 49% of the Company's annual Cash Rent
- Increased annualized straight-line rent derived from industrial and distribution assets from 43% to 47% year over year
- Year over year, GNL extended the weighted average remaining lease term of the portfolio from 8.0 years to 8.7 years[3] as we identified and took advantage of attractive, long-term, industrial and distribution opportunities in the U.S. and select European countries
- Ample liquidity of $392 million, including $300 million of cash and cash equivalents and $92 million available for future borrowings under the Company's revolving credit facility, providing ample financial flexibility to capitalize on accretive acquisition opportunities

	Q3 2020	Q3 2019
Revenue from Tenants	$82.7 million	$77.9 million
Net Income	$3.3 million	$16.4 million
AFFO[4]	$40.9 million	$40.2 million
Dividends Paid to Common Stockholders	$35.8 million	$45.0 million
Weighted-Average Shares Outstanding, Fully Diluted	89.5 million	86.2 million

1. *Refer to page 11 for further details.*
2. *Refer to page 5 for additional information on our top 20 tenants.*
3. *Refer to basis for metric calculation included in the footnotes on page 3. For the third quarter 2019, weighted-average remaining lease term in years is based on square feet as of September 30, 2019.*
4. *Adjusted Funds from Operations ("AFFO"). See "Non-GAAP measures" on pages 25 and 26 for a description of AFFO and page 29 for a reconciliation of AFFO to net income, the most directly comparable GAAP Financial measure.*

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17 CONTINUED FOCUS ON DRIVING EARNINGS GROWTH Historical Revenue Growth Core Funds From Operations (2) Real Estate Assets at Cost Adjusted Funds From Operations (2) $2,546 $2,932 $3,173 $3,421 $3,763 $3,951 1/1/2015 $205 $214 $259 $282 $306 $324 2015 2016 2017 2018 2019 YTD 2020 annualized $ in millions $122 $127 $141 $147 $160 $161 2015 2016 2017 2018 2019 YTD 2020 annualized $ in millions $ in millions $ in millions $88 $129 $133 $131 $143 $145 2015 2016 2017 2018 2019 YTD 2020 annualized 17 1. Metrics as of the end and for the nine months ended September 30, 2020. Annualized metrics are calculated by dividing the res pec tive metric by three and then multiplied by four. 2. See “Non - GAAP measures” on pages 25 and 26 for a description of Core FFO and AFFO and page 30 and 31 for a reconciliation of Cor e FFO and AFFO to net income, the most directly comparable GAAP Financial measure. 12/31/15 12/31/16 12/31/17 12/31/18 12/31/19 9/30/20 (1) (1) (1)

KEY METRICS

GNL
GLOBAL NET LEASE

Debt Metrics

Metric	Q3'2020
Net Debt to Enterprise Value[1]	51.8%
Net Debt to Adjusted EBITDA (annualized)[2]	7.2x
Interest Coverage Ratio[3]	3.8x
Weighted-Average Interest Rate[4]	3.1%
Weighted-Average Debt Maturity[5]	5.1 Years
Floating Rate / Fixed Rate[6]	10% / 90%

Debt by Currency


GBP
16%
USD
45%
EUR
39%

Debt Maturity


(in millions)
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$3
$13
$20
$264
$319
$421
$227
$853
2020
2021
2022
2023
2024
Thereafter
Mortgages
Credit Facility

Lease Expiration Schedule (% of SF Per Year)

Weighted-Average Remaining Lease Term: 8.7 years[7]


0%
1%
5%
7%
13%
9%
6%
2%
57%
2020
2021
2022
2023
2024
2025
2026
2027
Thereafter

1. Enterprise value of $3.5 billion is calculated based on the September 30, 2020 closing price of $15.90 per common share, $25.70 per Series A Preferred Share, $25.19 per Series B Preferred Share and net debt of $1.8 billion, comprised of the principal amount of GNL's debt totaling $2.1 billion less cash and cash equivalents totaling $300 million, as of September 30, 2020. Enterprise value is calculated based on the September 30, 2019 closing price of $19.50 per common share and $25.60 per preferred share, and net debt of $1.6 billion, comprised of the principal amount of GNL's debt totaling $1.9 billion less cash and cash equivalents totaling $305 million, as of September 30, 2019.
2. For the third quarter 2020, represents net debt equal to $1.8 billion (total debt outstanding of $2.1 billion less cash and cash equivalents of $300 million) to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), annualized based on third quarter 2020 Adjusted EBITDA multiplied by four. For the third quarter 2019, represents net debt equal to $1.6 billion (total debt outstanding of $1.9 billion less cash and cash equivalents of $305 million) to Adjusted EBITDA annualized based on third quarter 2019 Adjusted EBITDA multiplied by four. See "Non-GAAP Measures" on page 27 for a description of Adjusted EBITDA.
3. The interest coverage ratio is calculated by dividing Adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense including amortization of mortgage (discount) premium, net). See "Non-GAAP Measures" page 28 for a reconciliation of Adjusted EBITDA and cash paid for interest.
4. The weighted-average interest rate cost is based on the outstanding principal balance of the debt of the applicable quarter.
5. Weighted average debt maturity based on outstanding principal balance of the debt as of the last day of the applicable quarter.
6. Fixed rate debt includes floating rate debt fixed by swaps.
7. Weighted-average remaining lease term in years is based on square feet as of the last day of the applicable quarter.

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19 5.8 5.4 5.2 5.1 3.0% 3.1% 3.2% 3.1% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Weighted-Average Maturity Weighted-Average Interest Rate $1,814 $1,814 $1,497 $1,425 $268 $268 $244 $267 $1,287 $1,249 $1,303 $1,418 $602 $790 $744 $681 $3,971 $4,121 $3,788 $3,791 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Common Equity Preferred Equity Mortgage Debt Credit Facility ENHANCED CAPITAL STRUCTURE Maintained robust financial flexibility with a cash position of $ 299 million Debt Maturity and Interest Expense by Quarter (1) GNL Capital Structure by Quarter (1) (in millions) (years) (WAVG interest expense) 1. As of the final day of the applicable quarter or for the applicable quarter (based on closing price for common equity and preferred equity) .

20 COMPREHENSIVE HEDGING PROGRAM Hedging Foreign Currency Exchange Risk • Provides protection against unfavorable movements in EUR and GBP versus the U.S. Dollar associated with the Company’s foreign property operations Interest Rate Swaps: Fixing Interest on Floating Rate Debt • Cost effective tools that mitigate against adverse fluctuations in interest rates; effectively acting to convert variable rate debt into fixed rate debt resulting in reduced exposure to variability in cash flows related to interest payments GNL uses a comprehensive hedging program, with a number of components designed to limit the impact of currency and interest rate movements to its European portfolio

21 The statements in this presentation that are not historical facts may be forward - looking statements . These forward - looking statements involve risks and uncertainties that could cause actual results or events to be materially different . In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward - looking statement, although not all forward - looking statements contain these identifying words . Any statements referring to the future value of an investment in GNL, as well as the success that GNL may have in executing its business plan, are also forward - looking statements . There are a number of risks, uncertainties and other important factors that could cause GNL’s actual results to differ materially from those contemplated by such forward - looking statements, including those risks, uncertainties and other important factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of GNL’s Annual Report on Form 10 - K for the year ended December 31 , 2019 filed with the SEC on February 28 , 2020 , GNL's Quarterly Report on Form 10 - Q for the quarter ended March 31 , 2020 filed with the SEC on May 7 , 2020 , GNL's Quarterly Report on Form 10 - Q for the quarter ended June 30 , 2020 filed with the SEC on August 6 , 2020 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in GNL’s subsequent reports . Further, forward looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise forward - looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law . This presentation contains certain statements that are the Company’s and Management’s hopes, intentions, beliefs, expectations, or projections of the future and might be considered to be forward - looking statements under Federal Securities laws . Prospective investors are cautioned that any such forward - looking statements are not guarantees of future performance, and involve risks and uncertainties . The company’s actual future results may differ significantly from the matters discussed in these forward - looking statements, and we may not release revisions to these forward - looking statements to reflect changes after we’ve made the statements . FORWARD LOOKING STATEMENTS

22 RISK FACTORS The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward - looking statements . • All of our executive officers are also officers, managers, employees or holders of a direct or indirect controlling interest in the Advisor and other entities affiliated with AR Global Investments, LLC ("AR Global") . As a result, our executive officers, the Advisor and its affiliates face conflicts of interest, including significant conflicts created by the Advisor's compensation arrangements with us and other investment programs advised by AR Global affiliates and conflicts in allocating time among these investment programs and us . These conflicts could result in unanticipated actions . Because investment opportunities that are suitable for us may also be suitable for other investment programs advised by affiliates of AR Global, the Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and these conflicts may not be resolved in our favor . • We are obligated to pay fees which may be substantial to the Advisor and its affiliates . • We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants . • Increases in interest rates could increase the amount of our debt payments . • Adverse changes in exchange rates may reduce the net income and cash flow associated with our properties located outside of the United States ("U . S . ") . • The Advisor may not be able to identify a sufficient number of property acquisitions satisfying our investment objectives on a timely basis and on acceptable terms and prices, or at all . • We may be unable to continue to raise additional debt or equity financing on attractive terms, or at all, and there can be no assurance we will be able to fund future acquisitions . • We may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due . • Provisions in our credit facility may limit our ability to pay dividends on our common stock, $ 0 . 01 par value per share (“Common Stock”), our 7 . 25 % Series A Cumulative Redeemable Preferred Stock, $ 0 . 01 par value per share (“Series A Preferred Stock”), our 6 . 875 % Series B Cumulative Redeemable Perpetual Preferred Stock, $ 0 . 01 par value per share (“Series B Preferred Stock”), or any other stock we may issue .

23 RISK FACTORS (CONTINUED) • If we are not able to increase the amount of cash we have available to pay dividends, including through additional cash flows we expect to generate from completing acquisitions, we may have to reduce dividend payments or identify other financing sources to fund the payment of dividends at their current levels . • There can be no assurance we will complete acquisitions on a timely basis or on acceptable terms and conditions, if at all . • We may be unable to pay or maintain cash dividends or increase dividends over time . • We may not generate cash flows sufficient to pay dividends to our stockholders or fund operations, and, as such, we may be forced to borrow at unfavorable rates to pay dividends to our stockholders or fund our operations . • Any dividends that we pay on our Common Stock, our Series A Preferred Stock, our Series B Preferred Stock, or any other stock we may issue may exceed cash flows from operations, reducing the amount of capital available to invest in properties . • We are subject to risks associated with our international investments, including risks associated with compliance with and changes in foreign laws, fluctuations in foreign currency exchange rates and inflation . • We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID - 19 pandemic, including negative impacts on our tenants and their respective businesses . • We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit markets of the U . S . , Canada and Europe from time to time, including disruptions and dislocations caused by the ongoing COVID - 19 pandemic . • We may fail to continue to qualify, as a real estate investment trust for U . S . federal income tax purposes ("REIT"), which would result in higher taxes, may adversely affect operations and would reduce the trading price of our Common Stock, Series A Preferred Stock, and Series B Preferred Stock, and our cash available for dividends or other distributions . • We may be exposed to risks due to a lack of tenant diversity, investment types and geographic diversity . • We are exposed to changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in conditions of U . S . or international lending, capital and financing markets, including as a result of the U . K . 's withdrawal from the European Union or any other events that create, or give the impression they could create, economic or political instability in Europe, which may cause the revenue derived from, and the market value of, properties located in the United Kingdom and continental Europe to decline .

24 PROJECTIONS • This presentation includes estimated projections of future operating results . These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections . This information is not fact and should not be relied upon as being necessarily indicative of future results ; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong . Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of GNL’s Annual Report on Form 10 - K for the year ended December 31 , 2019 filed with the SEC on February 28 , 2020 , GNL's Quarterly Report on Form 10 - Q for the quarter ended March 31 , 2020 filed with the SEC on May 7 , 2020 , GNL's Quarterly Report on Form 10 - Q for the quarter ended June 30 , 2020 filed with the SEC on August 6 , 2020 and subsequent Quarterly Reports on Form 10 - Q filed with the SEC . The projections also reflect assumptions as to certain business decisions that are subject to change . As a result, actual results may differ materially from those contained in the estimates . Accordingly, there can be no assurance that the estimates will be realized . • This presentation contains estimates and information concerning the Company’s industry and the Company’s peer companies that are based on industry publications, reports and peer company public filings . The Company has not independently verified the accuracy of the data contained in these industry publications, reports and peer company public filings . These estimates and information involve a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information .

25 DEFINITIONS • Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations ("FFO"), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT . FFO is not equivalent to net income or loss as determined under accounting principles generally accepted in the United States ("GAAP") . • We calculate FFO, a non - GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper") . The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write - downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity . Our FFO calculation complies with NAREIT's definition . • The historical accounting convention used for real estate assets requires straight - line depreciation of buildings and improvements, and straight - line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time . We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative . Historical accounting for real estate involves the use of GAAP . Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP . Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income . However, FFO, core funds from operations ("Core FFO") and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance . The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non - GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO . Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do or calculate Core FFO or AFFO differently than we do . Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs . Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect the proportionate share of adjustments for non - controlling interest to arrive at FFO, Core FFO and AFFO, as applicable . • We consider FFO, Core FFO and AFFO useful indicators of our performance . Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful - life estimates), FFO facilitates comparisons of operating performance between periods and between other REITs .

26 DEFINITIONS (CONTINUED) • In calculating Core FFO, we start with FFO, then we exclude certain non - core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non - core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties . The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders . In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment . We also add back non - cash write - offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows . We consider these write - offs and prepayment penalties to be capital transactions and not indicative of operations . By excluding expensed acquisition, transaction and other costs as well as non - core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties . • In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non - cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan . These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments . In addition, by excluding non - cash income and expense items such as amortization of above - market and below - market leases intangibles, amortization of deferred financing costs, straight - line rent and equity - based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance . We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect the current operating performance of the Company . By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impact of transactions or other items that are not related to the ongoing performance of our portfolio of properties . AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently . • In calculating AFFO, we exclude certain expenses, which under GAAP are characterized as operating expenses in determining operating net income . All paid and accrued merger, acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of our on - going performance . Further, under GAAP, certain contemplated non - cash fair value and other non - cash adjustments are considered operating non - cash adjustments to net income . In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance .

27 DEFINITIONS (CONTINUED) • Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the Company . Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance . By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information . • As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities . • We believe that earnings before interest, taxes, depreciation and amortization (“EBITDA”) adjusted for acquisition, transaction and other costs, other non - cash items and including our pro - rata share from unconsolidated joint ventures ("Adjusted EBITDA") is an appropriate measure of our ability to incur and service debt . Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities . Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs . • NOI is a non - GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non - cash expenses and interest expense . We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level . Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations . Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income . NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations . For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level . In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level . NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently . We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements . NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity . • Cash NOI, is a non - GAAP financial measure that is intended to reflect the performance of our properties . We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight - line adjustments that are included in GAAP lease revenues . We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs . Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs . The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI .

28 NON – GAAP RECONCILIATIONS Three Months Ended September 30, 2020 September 30, 2019 EBITDA: Net income (loss) $ 4,142 $ 9,941 Depreciation and amortization 35,049 31,620 Interest expense 18,677 16,154 Income tax expense 862 940 EBITDA 58,730 58,655 Impairment charges and relates lease intangible write - offs — 6,375 Equity based compensation 2,479 2,501 Acquisition, transaction and other costs 75 192 Gain (loss) on dispositions of real estate investments — (6,977) Gains (loss) on derivative instruments 2,464 (3,044) Loss on extinguishment of debt — 563 Other (income) loss (142) 2 Adjusted EBITDA 63,606 58,267 Operating fees to related parties 8,939 8,220 General and administrative 2,641 3,250 NOI 75,186 69,737 Amortization of above - and below - market leases and ground lease assets and liabilities, net 198 341 Straight - line rent (1,879) (1,506) Cash NOI $ 73,505 $ 68,572 Cash Paid for Interest: Interest Expense $ 18,677 $ 16,154 Non - cash portion of interest expense (2,075) (1,906) Amortization of mortgage discounts premiums, net — (30) Total Cash Paid for Interest $ 16,602 $ 14,218

29 FFO AND AFFO RECONCILIATIONS Three Months Ended September 30, 2020 September 30, 2019 Funds from operations (FFO): Net (loss) income attributable to common stockholders (in accordance with GAAP) $ (502) $ 6,860 Impairment charges — 6,375 Depreciation and amortization 35,049 31,620 Gain (loss) on dispositions of real estate investments — (6,977) FFO (as defined by NAREIT) attributable to stockholders 34,547 37,878 Acquisition, transaction and other costs 75 192 Loss on extinguishment of debt — 563 Core FFO attributable to stockholders 34,622 38,633 Non - cash equity based compensation 2,479 2,501 Non - cash portion of interest expense 2,075 1,906 Amortization of above and below - market leases and ground lease assets and liabilities, net 198 341 Straight - line rent (1,879) (1,506) Straight - line rent (rent deferral agreement) (1) 320 — Eliminate unrealized (gains) losses on foreign currency transactions 3,061 (1,670) Amortization of mortgage discounts and premiums, net — 30 Adjusted funds from operations (AFFO) attributable to stockholders $ 40,876 $ 40,235 Basic weighted - average shares outstanding 89,483 85,255 Diluted weighted - average shares outstanding 89,483 86,203 Net income (loss) per share attributable to common stockholders $ (0.02) $ 0.08 FFO per share $ 0.39 $ 0.44 Core FFO per share $ 0.39 $ 0.45 AFFO per share $ 0.46 $ 0.47 Dividends declared $ 35,794 $ 45,028 1. Represents the amount of deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferr ed but not reduced. These amounts are included in the straight - line rent balances but are considered to be cash is expected to be collected.

30 FFO AND AFFO RECONCILIATIONS Three Months Ended March 31, 2020 June 30, 2020 Funds from operations (FFO): Net income attributable to common stockholders (in accordance with GAAP) $ 5,038 966 Impairment charges — — Depreciation and amortization 33,533 33,394 Gain (loss) on dispositions of real estate investments — (153) FFO (as defined by NAREIT) attributable to stockholders 38,571 35,103 Acquisition, transaction and other costs 280 33 Loss on extinguishment of debt — 309 Core FFO attributable to stockholders 38,851 35,445 Non - cash equity based compensation 2,488 2,513 Non - cash portion of interest expense 1,810 1,847 Amortization of above and below - market leases and ground lease assets and liabilities, net 232 204 Straight - line rent (1,487) (3,068) Straight - line rent (rent deferral agreement) (1) — 1,508 Eliminate unrealized (gains) losses on foreign currency transactions (2,082) 1,325 Amortization of mortgage discounts and premiums, net 10 3 Adjusted funds from operations (AFFO) attributable to stockholders $ 39,822 39,777 Basic weighted - average shares outstanding 89,459 89,470 Diluted weighted - average shares outstanding 89,499 90,103 Net income (loss) per share attributable to common stockholders $ (0.05) 0.01 FFO per share $ 0.43 0.39 Core FFO per share $ 0.43 0.39 AFFO per share $ 0.44 0.44 Dividends declared $ 47,638 35,810 1. Represents the amount of deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferr ed but not reduced. These amounts are included in the straight - line rent balances but are considered to be cash is expected to be collected.

ANNUAL FFO AND AFFO RECONCILIATIONS

GNL GLOBAL NET LEASE

	Twelve Months Ended				
	December 31, 2015	December 31, 2016	December 31, 2017	December 31, 2018	December 31, 2019
Funds from operations (FFO):					
Net income (loss) attributable to common stockholders (in accordance with GAAP)	$ (2,065)	47,140	20,731	1,082	34,535
Impairment charges	—	—	—	5,000	6,375
Depreciation and amortization	90,070	94,455	113,048	119,582	125,996
Gain (loss) on dispositions of real estate investments	—	11,841	(1,089)	—	(23,616)
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(574)	(669)	(78)	—	—
FFO (as defined by NAREIT) attributable to stockholders	87,431	129,085	132,612	131,415	143,290
Acquisition, transaction and other costs	6,053	9,792	1,979	13,850	1,320
Loss on extinguishment of debt	—	—	—	3,897	949
Fire (recovery) loss	—	—	45	(50)	—
Listing fees	18,653	—	—	—	—
Vesting of Class B units upon Listing	14,480	—	—	—	—
Proportionate share of adjustments for non-controlling interest to arrive at Core FFO	(138)	(79)	(1)	—	—
Core FFO attributable to stockholders	126,479	138,798	134,635	149,112	145,559
Non-cash equity based compensation	2,345	3,748	(3,787)	2,649	9,530
Non-cash portion of interest expense	8,609	6,698	4,420	5,193	6,614
Non-recurring general and administrative expenses	302	—	—	—	—
Amortization of above and below-market leases and ground lease assets and liabilities, net	252	(41)	1,930	2,130	1,655
Straight-line rent	(14,809)	(10,613)	(10,537)	(6,310)	(6,758)
Straight-line rent (rent deferral agreement)[1]	—	—	—	—	—
Realized losses on investment securities	66	—	—	—	—
Unrealized (income) loss on undesignated foreign currency advances and other hedge ineffectiveness	(1,566)	(10,109)	3,679	434	(76)
Eliminate unrealized (gains) losses on foreign currency transactions	(7,140)	(1,072)	10,182	(7,127)	2,919
Amortization of mortgage discounts and premiums, net	(489)	(437)	827	1,249	260
Deferred tax benefit	—	—	(693)	—	—
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	41	89	(4)	—	—
Adjusted funds from operations (AFFO) attributable to stockholders	$ 114,090	127,061	140,652	147,330	159,703
Basic weighted-average shares outstanding	58,103	56,720	66,878	69,411	85,031
Diluted weighted-average shares outstanding	58,103	56,720	66,878	69,663	86,350
Net income (loss) per share attributable to common stockholders	$ (0.04)	0.83	0.31	0.01	0.39
FFO per share	$ 1.50	2.28	1.98	1.89	1.66
Core FFO per share	$ 2.18	2.45	2.01	2.14	1.69
AFFO per share	$ 1.96	2.24	2.10	2.11	1.85
Dividends declared	$ 126,950	122,394	142,592	157,841	162,048

1. *Represents the amount of deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent balances but are considered to be cash is expected to be collected.*

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